Exhibit 99.2
Final Transcript
Conference Call Transcript
SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Event Date/Time: Aug 23, 2010 / 03:00PM GMT

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Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms, Inc. — CEO and Chairman of the Board
Mike Cockrell
Sanderson Farms, Inc. — Treasurer & CFO
Lampkin Butts
Sanderson Farms, Inc. — President & COO
CONFERENCE CALL PARTICIPANTS
Heather Jones
BB&T Capital Markets — Analyst
Lindsay Drucker Mann
Goldman Sachs — Analyst
Ken Zaslow
BMO Capital Markets — Analyst
Stephen Share
Morgan Joseph — Analyst
Adam Josephson
KeyBanc — Analyst
Christina McGlone
Deutsche Bank — Analyst
Farha Aslam
Stephens Inc. — Analyst
A.J. Shraz
Cooper Creek Partners — Analyst
Vincent Andrews
Morgan Stanley — Analyst
PRESENTATION
Operator
Good day, and welcome to the Sanderson Farms Inc. third-quarter 2010 conference call. Today’s call is being recorded. At this time, for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
Thank you. Good morning and welcome to Sanderson Farms third-quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.
We reported net earnings for our third fiscal quarter of $36.1 million or $1.55 per share. This compares to net income of $43.0 million or $2.06 per share during last year’s third quarter. I will begin this morning’s call with a few general comments and will then turn the call over to Lampkin and Mike for more detail. Before making any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company. Examples of forward-looking statements include statements of our beliefs about future grain and fresh chicken prices, consumer demand, production levels, and the supply of fresh chicken products and economic conditions.
The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our quarterly report on Form 10-Q filed with the SEC for our second quarter ended April 30, 2010 and for our third quarter ended July 31, 2010, which 10-Q was filed this morning. You are cautioned not to place undue reliance on forward-looking statements made this morning, and each statement speaks only as of today. We undertake no obligation to update or to revise forward-looking statements, and external factors affecting our business, such as feed grains cost, market prices for poultry meat, and the overall health of the economy, among others, remain volatile, and our view this morning might be very different from our view a few days from now.
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
Thank you, Mike. Our results reflect continued favorable market conditions during our third fiscal quarter, as well as the solid execution in our operations. Market prices were mixed during the quarter compared to our second quarter, but were lower than last year’s third quarter. Our costs for corn and soybean meal were lower than during last year’s third quarter. We continued to operate well during the quarter, and I thank everyone associated with Sanderson Farms for their focus on our operations.
The relatively favorable market conditions and good operational execution were offset to some extent by higher costs caused by extremely hot weather. Lampkin will put some numbers on this for you in a minute, but heat negatively affects bird performance, reduces live weights and increases feed conversions.
The lower overall market prices for fresh chicken during the quarter compared to last year’s third quarter were driven primarily by lower dark meat prices. Exports were lower during the quarter compared to last year, and that has pressured prices for dark meat. Retail grocery store demand remained strong, resulting in a Georgia dock price essentially flat with last year.
Market prices for boneless breast meat were soft during the first month of the quarter, but strengthened ahead of the July 4 holiday and have remained relatively strong since, primarily because of the heat. While market prices for both corn and soybean meal have been predictably volatile this summer, they were lower during the quarter than during last year’s third fiscal quarter, and were also slightly lower than during our second fiscal quarter of this year.
Although cash market prices for all feed grains have moved higher in recent weeks on concern about Russia’s grain crop and worldwide demand for grain among other factors, we expect feed costs to remain below a year ago for the rest of this fiscal year. The USDA August crop report indicated the corn and soybean crop will indeed be large this year. But the USDA offset the nice increase in its yield estimates with increases in expected exports.
Based on what we have priced to date, assuming that we have priced the rest of our needs through the end of the fiscal year at Friday’s closing prices on the Chicago Board of Trade, and taking into account the additional volume we have purchased during 2010, our cash costs for feed ingredients purchased would be approximately $2.9 million lower this fiscal year than last year. This lower cost will translate to a decrease in the cost per dress pound of poultry of $0.01 for the year. For the fourth quarter, cash prices for feed grain would be lower overall than last year’s fourth quarter if we priced all our needs today. Corn would be higher, soybean meal would be lower. We have priced only 27% of our fourth-quarter corn needs, but have priced 73% of our soybean meal needs as of today.
Like the grain markets, the chicken markets are being influenced by several outside factors and are no easier to predict than the grain markets. Export demand, politics, a sluggish economy, trade disputes, relatively high prices for competing proteins, and extremely high temperatures and humidity across the Southeast are all affecting the chicken markets.
Egg sets have remained around 3% above a year ago for the past several weeks. Boneless breast meat prices have been supported recently by heat and are currently trading for their yearly high prices. Dark meat prices should receive support from the opening of the Russian market. And wing prices should continue to improve seasonally after Labor Day. We continue to believe we will not see a meaningful rebound in food service demand until well into calendar 2011 at the earliest, and then only if employment numbers begin to improve. Consumers need to get their jobs and confidence back before they’re going to start eating out again.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Pullet placements are also trending higher, and at the current pace, the industry will have rebuilt the breeder flock to 2008 levels in calendar 2011.
Development of our new North Carolina complex continues on schedule. We occupied the hatchery in July. The feed mill will be completed this fall, and we are on schedule to begin processing birds in January. We look forward to the new opportunities the new plant will provide for the Company, our shareholders, our employees, our growers, and our customers. At this point, I will turn the call over to Lampkin.
Lampkin Butts - Sanderson Farms, Inc. — President & COO
Thank you, Joe, and good morning. Overall market prices for poultry products were lower during the quarter when compared to our third quarter last year. The average Georgia dock whole bird price during our third quarter was 1% lower than last year’s third quarter, averaging $0.8721 per pound during the quarter compared to the $0.8812 per pound average last year. The Georgia dock price has strengthened in August and the price for this week is $0.88 per pound, which compares to $0.865 per pound for the same week last year.
The Georgia dock price continues to reflect good demand for chicken in retail grocery stores. While demand for chicken will adjust seasonally after Labor Day, our sales for Labor Day ad business has been brisk.
Bulk leg quarter prices were lower for the quarter compared to last year’s third quarter, decreasing 22.2% and reflect the absence of Russian exports. Export volume of dark meat to both Russia and China was nonexistent during the third quarter.
Quoted bulk leg quarter prices averaged $0.3611 per pound during our third quarter this year versus $0.464 per pound during last year’s third quarter. But realized prices were lower than that. [Ernaberry] bulk leg quarters are currently quoted at $0.38 per pound.
As I am sure everyone on this call is aware, getting product approved and shipped to Russia has been anything but simple. Negotiations to reach an agreement on processing requirements to meet Russian demands were long and difficult. It took a meeting between the presidents of the two countries to finally reach an agreement, and even then things were not settled. After months of uncertainty and back-and-forth between our governments, the industry and our Company, we’re finally shipping product to Russia again.
Our Collins, Mississippi, plant was approved by Russia last Wednesday and is now packing product for Russia. We understand another 10, actually 11 — another 11 plants are also approved and are reflected on the Russian import library as approved to ship product under the new requirements. And we’re working to get two additional plants of ours approved. There remain differences of opinion between our governments on various interpretations of the agreement and those still must be reconciled. The good news though is that product is once again moving to Russia.
There was a lot of talk about the market price for leg quarters being shipped to Russia. We have priced product that will — won’t be invoiced until September, but will be going to Russia. And we will — we have not announced the price of that product, but it is up substantially from prices we have seen this year.
With respect to China, you will remember that US poultry products are subject to a significant punitive tariff when product ships directly to China. As we expected, alternative markets, to which much of the product shipped following imposition of the tariff, are no longer able to move the volume of product we ship. As a result, product is now being shipped directly to China and the tariff is being paid. The tariff cost the Company right at $3.1 million per month in operating profit.
Prices for jumbo wings weakened seasonally during our third fiscal quarter. Jumbo wings averaged $1.07 per pound, down 19% from the average of $1.32 during last year’s third quarter.
Wing prices have improved over the past few weeks and should continue to improve as we head into football season. Boneless breast prices were higher during our third quarter, increasing by 8.9% when compared to the third quarter a year ago. This year’s third quarter average ernaberry price of $1.64 per pound compares to an average of $1.51 per pound during last year’s third quarter. Today, the ernaberry quoted market for boneless breast is $1.81 per pound, and the market has been strong during August.
During last year’s fourth fiscal quarter, the ernaberry market price for boneless averaged $1.27 per pound, so this year’s fourth quarter is off to a much better start than last year.
Demand for boneless breast will seasonally adjust down after Labor Day, but as Joe observed, we will also have more chickens on the market this fall compared to last year.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
The overall result of these market price changes was a decrease in our average sales price per pound of poultry products sold of $0.0125 per pound when compared to last year’s third quarter, or a decrease of 1.7%. While our sales price for poultry products decreased, $0.0125 per pound, our grain costs per pound of processed poultry sold decreased 0.1 of $0.01 per pound. Our average feed cost per pound sold was $0.276 per pound, down from $0.277 per pound last year.
We sold 627.4 million pounds of poultry during the third quarter, a 1% decrease from the 632.1 million pounds sold during last year’s third fiscal quarter. We processed 650 million pounds of dressed poultry during the quarter, up 2.7% from the 632.6 million pounds we processed during last year’s third quarter.
You may recall we said on our second-quarter call that we expected to process 660 million pounds during the quarter.
The heat that Joe described caused this 10 million pound reduction in pounds from what we expected, all of it at our big bird plants.
Having fewer pounds obviously impacts revenue, but also causes processing costs per pound and live costs to increase. Also, some of the pounds processed were placed in inventory and awaited shipment into export markets at July 31.
Pounds in inventory at the end of the third quarter increased by almost 22 million pounds. When you combine the inventory build with the pounds lost to heat, we sold 33 million fewer pounds during the quarter than expected. Of course, the fourth quarter will benefit from the sale of the 22 million pounds in inventory.
For the first nine months of the year, we’ve sold 1.9 billion pounds of poultry products compared to 1.8 billion last year, and processed 1.9 billion pounds this year compared to 1.8 billion last year. We expect pounds processed during our fourth fiscal quarter to be approximately 659.8 million pounds, up compared to the same quarter last year of 1.7%.
We now expect to process 2.6 billion pounds this year, an increase of approximately 6% compared to the 2.4 billion pounds processed during fiscal 2009.
We’ve sold 16.6 million pounds of prepared chicken products at our foods division during the quarter, down from 17.7 million pounds last year. Our average sales price at foods decreased almost 6%, while the lower volume decreased efficiencies.
Like Joe, I’m looking forward to the opportunities a new chill-pack plant in North Carolina will provide our Company and our people. We have recruited all the growers we need and are almost finished hiring managers for the entire complex. We have a proven model for constructing, starting up, and operating a new facility, and our people are anxious to get started.
I’m confident our sales team will successfully find customers for our Sanderson Farms chill-pack chicken.
At this point, I will turn the call over to Mike Cockrell.
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO
Thank you, Lampkin. Net sales for the quarter totaled $489.1 million, and that’s down 3.1% from the $504.8 million during the same quarter last year. The decrease was the result of a decrease in our average sales price of poultry products of $0.0125, a decrease in our average sales price for prepared poultry products of $0.125 per pound, a decrease in pounds of poultry products sold of 4.8 million pounds, and a decrease in pounds of prepared poultry sold of 1.1 million pounds.
Our cost of sales of poultry products for the three months ended July 31 as compared to the same three months a year ago decreased 0.5%. The decrease is a result of the 1% decrease in pounds of poultry products sold in the third quarter of this year compared to last year, and slightly lower feed costs. Feed costs and flocks sold decreased a slight 0.1 of $0.01 per pound this year compared to last year. And feed costs accounted for 45.74% of our cost of poultry products sold during the quarter. By comparison, feed costs accounted for 46.04% of our cost of poultry sold during last year’s third fiscal quarter.
Our cost of sales also included $9 million for accruals for our ESOP and bonus reward program, which compares to $6.3 million last year.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
The $0.0125 per pound decrease in net sales price for poultry products, when combined with the slight improvement in our cost of feed and flocks sold, resulted in operating margins of 11.1%, and that compares to 13.8% for last year’s third quarter.
SG&A expenses for the third fiscal quarter of 2010 were up $3.4 million, to $24.9 million when compared to $21.5 million for fiscal ‘09. This increase reflects accruals of $10.5 million for our ESOP and bonus program compared to $8.3 million last year.
Interest expense decreased from $2 million to $277,000 during the quarter, reflecting lower outstanding debt and interest capitalized to the new complex in Kinston, North Carolina.
The Company’s effective tax rate for the quarter and for the first three quarters of the year was 33.3% and 34.7%, respectively. For the balance of the year, we expect a tax rate of 35.1%. That’s down slightly from the estimate of 35.7% given during our second-quarter call.
At the end of our third fiscal quarter, our balance sheet reflected stockholders equity of $627.5 million and net working capital of $252.6 million. The current ratio was 3.5 to 1. Our long-term debt totaled $63.6 million, and our debt to total capitalization ratio was 9.2% as of July 31, 2010. We had a relatively large cash position at the end of July, and our net debt to cap was a negative number.
We spent $99.4 million on CapEx during the first three quarters of the year. And we also declared $10.1 million in dividends through the first three quarters.
Our balance sheet reflected an increase in the value of our inventories of $13.4 million since October 31, 2009, and the value of our processed inventories increased $2.3 million, and the balance sheet value of live inventories increased just over $8 million.
During fiscal 2010, we now expect to have a CapEx budget of $145.5 million, and that amount includes approximately $107.5 million for our facility in Kinston, North Carolina. The total CapEx without Kinston would be $38 million.
Our depreciation and amortization during the first three quarters totaled $32.8 million, and we now expect approximately $44 million in amortization and depreciation for fiscal 2010. With that, Ben, we will now open up the call for any questions that people may have.
QUESTION AND ANSWER
Operator
(Operator Instructions). Heather Jones, BB&T Capital Markets.
Heather Jones - BB&T Capital Markets — Analyst
I don’t know if you detailed this and I just missed it, but just wondering the sequential increase in other costs per pound — how much of that was due to the heat? I think it was up $0.027 a pound sequentially. I just wonder if you can quantify how much of that was heat related.
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO
You know, we didn’t quantify that exactly, Heather. As Joe said, heat — it affects a lot of different things, but it certainly affects the live costs coming into the plant because of feed conversions are up, and they just don’t operate efficiently. You would combine that with the plant costs. We didn’t give an exact number. Lampkin, of course, said that the plants — gave the pounds impact, but we didn’t quantify that.
Heather Jones - BB&T Capital Markets — Analyst
I mean is it a fair assumption if it’s a vast majority of that? Or was there something else that would have driven that much higher?
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
I can’t — I didn’t — you got a little bit in — most of it, you got a little bit in — as we did quantify the number of dollars that cost of sales increased because of the bonus accrual — you got that as well as the — just the effect of the lower live weights. And if you —
Heather Jones - BB&T Capital Markets — Analyst
Okay. Now, is it — am I thinking about this correctly, that there would be, for you, a lag between when your costs began to increase due to these heat issues and weight issues, and when you got the benefit from the pricing? And if that’s true, should — now that the pricing has begun to move up pretty substantially, do you think the benefit from pricing in Q4 will fully offset the higher cost impact, given that the extreme heat is continuing into your Q4?
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
You will have a blended effect on the pricing. We priced — we did most of our corn pricing in June for June and July, which was a very favorable situation. So a lot of the chickens we will sell in August and September will benefit from relatively good corn and soy prices. We have pretty good soy prices, which we priced early on. I don’t remember when we reported to you all that we had priced a good bit of our soy forward, probably on the second-quarter call.
But we will be pricing this $4 plus corn now, and — we’ll be — it’s going to be a blended proposition. Some of the chickens we will sell in September will have eaten some $3.45 corn and then they’re going to eat some $4.20 corn.
Heather Jones - BB&T Capital Markets — Analyst
I guess I was talking about the impact from the heat, like the cost impact from the heat, in Q4, given the strength of (multiple speakers) pricing, do you think the pricing strength in breast is going to be enough to offset the heat-related cost in Q4?
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
Well it’s certainly going to help. Between boneless — I mean August is going to be a pretty good month. It’s going to — you know, between the strength in leg quarters and the strength in wings, and the strength in boneless breast, August is going to be a good month. It’s going to offset. We’re going to be 99 degrees here today with 110 heat index. It’s going to be on the live side and live weights, we’re going to be just like we were in July. But, prices are much better across the board in August than they were in July.
Heather Jones - BB&T Capital Markets — Analyst
So that’s a fair point that there’s a lag between the pricing improvement and the markets between the — when the pricing improves and when the costs start to hit you. And then August just sort of is caught up. So, you will have more of a pricing benefit to offset the cost.
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes.
Heather Jones - BB&T Capital Markets — Analyst
Okay, thank you. And then my final —
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
For August.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Heather Jones - BB&T Capital Markets — Analyst
Right, right. And my final question is, wondering if you could give us some color on what the demand seems to be like out of Russia, just, does there seem to be significant pent-up demand? Or if you could just give us some color on that.
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
I would call it spectacular.
Heather Jones - BB&T Capital Markets — Analyst
Good to hear. Okay, thank you.
Operator
Lindsay Drucker Mann, Goldman Sachs.
Lindsay Drucker Mann - Goldman Sachs — Analyst
I was just hoping maybe you could help us better understand some of the heat issue — and the numbers coming out of USDA in terms of live weight. I know we only have a couple months of data, but the degree that it impacted your business in the quarter was worse than we had expected, so is it just that July was so terrible?
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
It was really June and July.
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO
We’ve had a hot summer. It started in June, and we got a little break sometime in June, but it came back in July and it’s still with us in August. It’s been hot all summer.
Lindsay Drucker Mann - Goldman Sachs — Analyst
So you —
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
Do You have USDA stuff?
Mike Cockrell - Sanderson Farms, Inc. — Treasurer & CFO
I don’t have it.
Joe Sanderson - Sanderson Farms, Inc. — CEO and Chairman of the Board
I don’t have the —

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lindsay Drucker Mann — Goldman Sachs — Analyst
Well you quantified the dollar amount that it may have impacted your P&L but just the actual weight difference year over year, can you put some color on that?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Well, what we quantified was our processed pounds versus what we projected. And what we projected was —?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
10 million —
Lampkin Butts — Sanderson Farms, Inc. — President & COO
It was 10 million pounds less than what was projected. And the projection was based on running oil production every day for that — for the — what was our third quarter.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
And our weights are always down in June, July and August compared to the rest of year. And, just normally they are down some, but they are down appreciably at our big bird plants. They are not down at track pack plants. They’re running normal. It’s just at the five big bird plants. And, I — I don’t know — they are down 15 or 20 points from normal, aren’t they? Hazlehurst is down a half a pound.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
We had some — we lost some time during this quarter just because the birds — they weren’t big enough and we took a shift down here or there. We ended up running one shift for the Fourth of July instead of two because we could cover demand, but also the birds — some of them were too small.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Too small.
Lindsay Drucker Mann — Goldman Sachs — Analyst
Okay. Okay, and then, just a little more detail on Russia. So can you help us understand how you think, with the market opening, first of all, do you expect demand to be — you said spectacular, but is it in full force versus what Russia had historically imported from the US? Is it running ahead of that? What exactly — maybe quantify the degree of demand increase.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Well, I don’t think — I don’t think they will be able to import as much as they have in some months in the past. I don’t think there’s enough — there’s not enough plants approved. The quota this year was 600,000 metric tonnes. And if — I mean, even after the original plants were put on the list, there was no way to cover even half of that quota for the balance of 2010. So —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Because of the number of plants. The capacity — production capacity.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Right, right. I would guess the demand is there for that, but there are not enough plants approved to do it. And it seems that Russia doesn’t — they don’t want to let too much come in at one time. They are — I’m speculating here, but I think that’s why these plants are getting approved one at a time. They are — they seem to want to limit how much product comes into the market at one time.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
And the prices that you are seeing now, after there’s some inventory build there, we don’t expect these prices to continue. But this first couple of months while they are building inventory, the prices are very handsome.
Lindsay Drucker Mann — Goldman Sachs — Analyst
Okay. So it’s only for the select plants that are actually getting access to the market where you’re going to see that pricing — that are actually booking at those prices?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Right, right. Those other markets, we believe the other markets will adjust, not that high, but over a — it may take 30 days for these other inventories to balance.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
The other leg quarter market should come up some.
Lindsay Drucker Mann — Goldman Sachs — Analyst
And the dark meat that we are seeing building in inventory in the cold storage data — does that — do you get the sense that that dark meat is getting ready to be shipped into Russia, or is that separate?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
No, that will not go into Russia.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
That’s separate. That’s why we’re saying it will take — it may take 30 days or more for these inventories to balance, so that the product that can get into Russia will get in there and let these inventories balance [in how they come].
Lindsay Drucker Mann — Goldman Sachs — Analyst
So at what point do you think we will start seeing cold storage data with dark meat inventory levels more in balance? You think it’s 30 days and it will all sort of get worked out?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
I think within 60 days.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lindsay Drucker Mann — Goldman Sachs — Analyst
Okay. Okay, thanks. And then just lastly, I was hoping — I was still a little bit confused on the China export tariff. Can you just walk through how that works, how that flows through your P&L?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Well, it’s like a shipping cost. It’s a cost that our customer — we pay the shipping costs, but the customer, the importer, will pay the tariff, but it reduces our return; it reduces how much they can pay us for that product. So, the importer will pay that directly to the government and it just comes right off the price and the revenue for that product.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Revenue.
Lindsay Drucker Mann — Goldman Sachs — Analyst
Okay.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
It will affect —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
It affects revenue on the profit and loss statement.
Lindsay Drucker Mann — Goldman Sachs — Analyst
And it’s just a price per pound essentially?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Yes.
Lindsay Drucker Mann — Goldman Sachs — Analyst
Okay. Thanks very much.
Operator
Ken Zaslow, BMO Capital Markets.
Ken Zaslow — BMO Capital Markets — Analyst
Hey, good morning, everyone. Did you say what price you are actually selling legs, ex Russia?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
No, we didn’t.
Ken Zaslow — BMO Capital Markets — Analyst
Do you want to tell us?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
No, we don’t do that. We don’t want to do that.
Ken Zaslow — BMO Capital Markets — Analyst
Okay, I guess what I’m trying to get at is when you say spectacular and handsome, are we talking $0.10, $0.15 higher than current market? Are we talking about $0.20? Just some magnitude of what the positive impact will be? It’s just hard to model in spectacular and handsome.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
It’s — well, we only have one plant packing. We just don’t like to give out market data like that.
Ken Zaslow — BMO Capital Markets — Analyst
Okay, fair enough. But the 22 pounds that you did actually — the inventory of the 22 pounds, that’s already sold?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes, it’s already shipped.
Ken Zaslow — BMO Capital Markets — Analyst
And if I was just to do a round math conservatively, if I just took mid-30s, that would be the impact on the fourth quarter, just to flow it through easily? Is that a — I assume that’s a conservative way of looking at it?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Well, our August — I mean our Collins plant was approved on August 19. So that’s July product.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes, you’re right.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
It’s not — you know that’s not going to Russia.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
That’s not going to Russia.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Ken Zaslow — BMO Capital Markets — Analyst
No, but if I assume the 22 pounds times some sort of mid-30 level —?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Oh, oh, okay; I’m with you.
Ken Zaslow — BMO Capital Markets — Analyst
Is that a fair assumption?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
That’s fair.
Ken Zaslow — BMO Capital Markets — Analyst
Okay. The other thing is, you did say that boneless breast prices are $1.80 relative to last year of $1.27. How much can feed costs go up for that increase to more than offset it? Can you give us a relative measure of if breast prices are up $0.50-something, how much does that offset higher corn and soybean meal? How long does that last and how do I think about that?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Oh, we’ll tell you —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Well, it’s not — feed prices are not going to go up that much.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Yes, I don’t know what the number would be on what feed grains — if I heard you right, you are saying hypothetically, what would they need to go up to offset that?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
They can’t go up —
Ken Zaslow — BMO Capital Markets — Analyst
Exactly. That’s exactly my point. Because there just seems to be an increasing fear that your income statement is going to be increasingly pressured by higher feed costs, but it seems like there’s some sort of offset like breast prices.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Not for the fourth-quarter grain prices.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes, if we had priced everything on Friday as Joe said, grain prices would actually be down a little bit for the fourth quarter.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Compared to a year ago.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Compared to year ago. And that $1.91 that the — the ernaberry is currently $1.81 on boneless; we averaged $1.27 during last year’s fourth quarter. We don’t know yet what we’re going to average for this fourth quarter, but it started off better obviously.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes, boneless breasts isn’t going to average $1.80 for the fourth quarter.
Ken Zaslow — BMO Capital Markets — Analyst
Yes, but I mean when I take $1.50, $1.60, I’m still $0.25, $0.30 higher. I just want to kind of get a sensitivity of if breast prices are a certain level, how much does that offset feed costs?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
I have no idea. Breast isn’t the only part of the chicken.
Ken Zaslow — BMO Capital Markets — Analyst
But, I just wanted to kind of take it in isolation. I know you can’t — all right.
My last question is, Joe, I always ask you this question when you’re stock has been beaten up pretty hard, and you kind of — sometimes you give answers and sometimes you don’t, but I figure I’ll just throw the question out there. What is your ability as well as desire to actually repurchase stock? And what type of thoughts do you guys put to this, just because your stock has been beaten up pretty hard?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Well, my appetite is pretty good for it right now. We think at these levels that it makes sense. We asked for and got permission from the Board a year ago, roughly a year ago.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
October.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
October of 2009 to repurchase some stock that equaled the amount of shares that had been issued for bonuses and things like that that had — and we got approval. And, at these values, my appetite is pretty good, so —

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Ken Zaslow — BMO Capital Markets — Analyst
(multiple speakers) Board approval for additional shares, how much do you have that you can actually buy?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We have approval for 1 million shares, and we have — we think — I think there are about 700,000 shares roughly. I don’t know the exact number, but, I believe there are about 700,000-odd, give or take, that we have issued in the form of different types of bonus shares that we will be looking at.
Ken Zaslow — BMO Capital Markets — Analyst
Okay. Thank you.
Operator
Stephen Share, Morgan Joseph.
Stephen Share — Morgan Joseph — Analyst
Good morning. Say, I wanted to talk a little bit about production. I believe you said in the fourth quarter it would be around 659.8?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
That’s correct.
Stephen Share — Morgan Joseph — Analyst
And what I’m curious about is, it’s been hot here in August; does that kind of take into account that we might be having the same problem? I mean do we have to haircut that number a little bit, just given the heat that we’ve seen so far?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
I don’t think so, Stephen. We ran that number. And live weights very well may be down in August, but typically —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
They are down in August.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes, typically October on the other hand — we don’t know what weather is going to be like in October, but typically, looking at October it’s a very strong month for chicken production. They perform very well in Mississippi when the weather is mild like we get an October. So it will offset a little bit with some heavier live weights.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Stephen Share — Morgan Joseph — Analyst
So, and that fact, given we have kind of the 22 million pounds that slip, it’s not crazy to think that we could have kind of a 680 million pounds sold [quota]?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
That’s correct.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Yes, you can have the sales, yes.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
It depends on (multiple speakers)
Lampkin Butts — Sanderson Farms, Inc. — President & COO
It depends on how the boats ship at the end of October.
Stephen Share — Morgan Joseph — Analyst
Sure. So, but we are going to have a little bit lower average price because of that $22 million — that’s going to be dark meat mid-30s price?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Absolutely.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
And you’re also going to have paws going out at a lesser price than we have all year long.
Stephen Share — Morgan Joseph — Analyst
Okay. Okay, good. And then, just maybe talking a little bit about 2011, you know, you didn’t give any guidance as far as the growth of pounds, given the new facility online? How should we model — how should we ramp up instant in our models as far as what its impact will be on total pounds?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
6%, isn’t it?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes, the total number of pounds projected for 2011 is 2,676,000,000.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Stephen Share — Morgan Joseph — Analyst
2,676,000,000?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes. And the way that plant opens, it will open 1st of January, but it won’t be full for a full year. The —
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Probably 15 months.
Stephen Share — Morgan Joseph — Analyst
Okay.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
15 months to get it to full production.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Just spread that out over that period of time. You start with less than 100,000 birds —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
75,000 birds a week for the first you know — and then you get to 300,000 by probably the 1st of April.
Stephen Share — Morgan Joseph — Analyst
Okay, okay. That’s good. And then, the last thing and I will turn it over is — you are doing a lot of sales into Hong Kong instead of China. Could you just — what happened? Did that kind of loophole get closed, or what happened there?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
They discovered it.
Stephen Share — Morgan Joseph — Analyst
China did?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
The loophole was closed. That was well said.
Stephen Share — Morgan Joseph — Analyst
Okay. So we are going to take a little hit on kind of the paws market going forward.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Our return, yes.
Stephen Share — Morgan Joseph — Analyst
Okay. Thanks.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Thank you.
Operator
Akshay Jagdale, KeyBanc.
Adam Josephson — KeyBanc — Analyst
Good morning, everyone. This is [Adam Josephson] in for Akshay. Thanks for taking my questions.
First, you mentioned that at the current pace, the industry will have rebuilt the breeder flock to 2008 levels by mid next year, I believe. What does that imply in terms of production growth for calendar ‘11, assuming a high correlation between poultry placed in production?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
To me, it implies that if the industry wanted to, they could place enough eggs, set enough eggs to be back to a really — it really, since 2007 — 2007 were the heaviest — I don’t have my slide here. Look on that slide. 2007 were the — no, the egg sets for 2007.
If you would look — I have an egg set sheet in front of me. And in the spring of 2007, the industry was setting 219 million eggs, 221 week. And that was the heaviest production we’ve ever had. And that kind of didn’t do that in — 2008 was the beginning of the end, you know, when corn was running up and all the commodities were running up. And — but if the industry wanted to do it, they could set eggs at that level. 2007 was also a year where we made $3.90 a share, I believe, and had margins better than last year.
But the difference was that demand was excellent; we had good export demand. We had good demand at food service, good demand at grocery stores, and so, the production levels are not the only key. It’s the demand side of it has got to be there as well.
And, if we go into 2011, the industry sets those eggs. If we have 15.5 million people unemployed, that won’t be so good. If employment is improving and the export markets are open, I think things will be okay. If not, then, pricing will be under pressure.
Adam Josephson — KeyBanc — Analyst
Right. And along those lines, based on what you know today, would assuming flat food service demand and retail demand up about 3% for next year seem like reasonable estimates?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
I would say 2%. We don’t — we kind of think the domestic market is a 1.5%, 2% growth.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Adam Josephson — KeyBanc — Analyst
And export demand, if Russia remains open?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We — you know, it’s been good. It’s been — yes, I would feel comfortable with Russia being open that export demand would be okay.
Adam Josephson — KeyBanc — Analyst
And then just lastly, do you expect higher beef and pork prices to lead to higher than normal chicken consumption, either grocery or at restaurants? And I guess to what extent will grocery stores change their feature activity as a result of the disparity in prices?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
You know, I would rather compete against higher priced up, but I think people — I think people are going to eat some beef, some pork and some chicken. I don’t — I think we might get a few more features. But I don’t believe people are going to eat all chicken — chicken seven days a week. I think they’d eat a little bit of everything.
Adam Josephson — KeyBanc — Analyst
Great. Thank you.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Thank you.
Operator
Christina McGlone, Deutsche Bank.
Christina McGlone — Deutsche Bank — Analyst
Good morning. I guess I want — first with China, I just wanted to understand, when did it start that you had to start shipping direct and paying the tariff?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
July.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
July.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
July.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms, Inc. — President & COO
During the month of July.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We were fine in May and June and it affected us $3 million in July.
Christina McGlone — Deutsche Bank — Analyst
Okay. And that’s the run rate per month that we should be looking at in the future?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes.
Christina McGlone — Deutsche Bank — Analyst
And is there any movement on resolution there?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
There is an attempt.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We don’t have — that’s —
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
This is new territory, not just for us, but for the industry, so there’s no real roadmap. You know, usually, when Russia does what they’ve done, you kind of know the roadmap and how it’s going to play out. And this is different. Nobody really knows. There is one —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
There have been two — since 1947, there have been two successful —
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Kind of appeals and settlements of this type of thing, and we don’t know whether we will be the third or not. It’s kind of a long shot.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
This kind of — it doesn’t feel good.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms, Inc. — President & COO
There is a possibility the tariff would be —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Reduced.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Reduced.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
A little bit.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes, we think that’s going to happen.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
A little bit — 10%, so we could get that. But other than that, it’s probably a long shot.
Christina McGlone — Deutsche Bank — Analyst
Okay. Okay. And —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
This has more to do with steel and tires than it does with chicken. If tariffs were reduced, eliminated on steel and tires, we would have a better shot on getting the tariff reduced on — or eliminated on chicken.
Christina McGlone — Deutsche Bank — Analyst
Got it. Okay. And then just to follow on the prior questioner’s questions, looking to next year, so Joe, you said calendar ‘11, we will see breast meat kind of back to ‘08 levels. And then if I think about the Russia quota, for leg quarters, how do you think that that adjusts with — if we can only get in, I don’t know — 200,000 metric tonnes or something like that this year, does that affect our quota in Russia next year? Do they look at the 600 or the 450 they cut it to? Or do they look at what we are shipping? And I’m just curious if we have this production ramping, if the demand both for dark meat and white meat is going to be strong enough next year?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Well, what I said was, I said it looks like we’re going to have the breeder flock there to do it. I don’t know what people are going to do. I’m — frankly, I’m a bit surprised about the pullet placements, to be honest, and — but, nevertheless, it appears to me the intentions are to increase production back to ‘07 levels, is what it looks like to me based on the pullet placements. I always have said that that’s the key to look at. And I’m not going to change my mind now.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
So, if we get to that and that’s what happens, and we still have Russia to quota, we don’t know what that’s going to be yet. My guess is it’s going to be less than the 600.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
That’s been the trend, although —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
I’m guessing it’s going to be 400 to 450, but I don’t know that, but that’s what I would guess. They will cut it back, but that will be — I think with the growth in the other markets, that doesn’t concern me too much. It’s more important — what’s more important is the domestic US market and the unemployment. If we still have 15.5 million people out of work or whatever the number is, my judgment is that 218 million egg sets is going to be too much.
Christina McGlone — Deutsche Bank — Analyst
Okay. And I guess — thank you for that. And last question, Mike, the ESOP and bonus accruals, is that all finished or is there incremental in this fiscal fourth quarter?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
There will be a little more in the fourth quarter, but compared to last year’s fourth quarter, it will be very similar.
Christina McGlone — Deutsche Bank — Analyst
Okay. Thank you.
Operator
Farha Aslam, Stephens Inc.
Farha Aslam — Stephens Inc. — Analyst
Just a couple questions again on China and Russia. Could you just detail for us how much volume in paws you send over to China per week or per month?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Last year it was — wasn’t it 70 million pounds?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Total.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Last year.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Farha Aslam — Stephens Inc. — Analyst
Okay.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
All products to China was 70 million pounds last year.
Farha Aslam — Stephens Inc. — Analyst
But that includes leg quarters last year, too.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Well, not (multiple speakers)
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Well we didn’t do many.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
That includes wingtips.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
It does include wingtips and miscut wings. It’s mainly chicken feed. We didn’t be much leg quarters.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Does anybody got that — how many paws? What’s your — do you know what the paw production is? Have you brought it?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
We don’t have that form in front of us, Farha, but that’s right for last year.
Farha Aslam — Stephens Inc. — Analyst
Okay. And then, so how much — what’s the average price, and then what will it go to?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
No, we don’t — we don’t do pricing.
Farha Aslam — Stephens Inc. — Analyst
Okay.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Those prices fluctuate Farha, like ernaberry. It’s not an ernaberry quote, but they are up and down based on supply and demand in China.
Farha Aslam — Stephens Inc. — Analyst
Okay. And then, has demand been impacted by the tariff at all? Or how is demand for paws?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
It’s good.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Very good.
Farha Aslam — Stephens Inc. — Analyst
So are you able to pass along any of the tariff on into higher pricing?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
That $3.1 million assumes that we don’t; that $3.1 million number that we threw out that it’s costing a month, that assumes that we don’t pass along any of the tariff.
Farha Aslam — Stephens Inc. — Analyst
Okay. But, do you think you could possibly pass along any of the tariff?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Possibly a little bit of it, but not —
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Not yet.
Farha Aslam — Stephens Inc. — Analyst
Okay. And then maybe if you could help us quantify the benefit to Russia, of Russia opening, how many leg quarters do you — in terms of volume, do you produce a week? And how much generally is sent to the export market? And kind of what does Russia represent now with that one plant?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We do about 12 million pounds of total dark meat. That’s all plants and that’s all forms; isn’t that right?
Lampkin Butts — Sanderson Farms, Inc. — President & COO

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Well, that’s from the big bird deboning plants.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
From the big birds plants.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Yes, from the big bird deboning plant. And Collins does about —
Lampkin Butts — Sanderson Farms, Inc. — President & COO
About 3.5.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Collins does 3.5?
Lampkin Butts — Sanderson Farms, Inc. — President & COO
A week. Leg quarter equipment.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Okay.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
And so 3.5 million is currently approved to go to Russia for, out of that 12 million total.
Farha Aslam — Stephens Inc. — Analyst
Okay.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
But now all 12 million pounds should benefit to some extent (multiple speakers) market, right, eventually when the domestic market improves because the Russian market has opened.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
That will be — that’s 30, 40 days.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Right.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
But immediately, you’ve got 3.5 million that you are packing.
Farha Aslam — Stephens Inc. — Analyst
Okay. And then I get asked this question a lot, so I’m going to ask it of you and you might not have the calculations in front, and that’s okay. Would you happen to know what sort of a $0.10 increase in the price of corn impacts you in terms of earnings or EPS?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Oh, EPS, I don’t know. But it’s 0.25 of $0.01 a pound live.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Every $0.10 move in a bushel of corn one way or the other is 0.25 of $0.01 live.
Farha Aslam — Stephens Inc. — Analyst
And would you have that same calculation for soybean meal?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Yes, $10 a tonne is a 0.25 of $0.01 a pound live.
Farha Aslam — Stephens Inc. — Analyst
And how about — and then, so the impact of a $0.10 move in leg quarters is far more significant than the movement in grain. And that’s why you are so constructive about kind of going into the fourth quarter because now Russia is open and leg quarter prices are going up?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Well, leg quarters and boneless breast are — the move there is between the two of them together is huge.
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Is good.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Is good.
Farha Aslam — Stephens Inc. — Analyst
We like good. Thank you very much.
Operator

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
[A.J. Shraz], Cooper Creek Partners.
A.J. Shraz — Cooper Creek Partners — Analyst
Good morning. Can you just maybe speculate a little as to why boneless skinless has been so strong, just to help us gauge as to whether it should continue to be this strong?
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
It’s heat and a lack of loads on the market. We are producing, every day, probably, what, five loads of boneless less a day.
Lampkin Butts — Sanderson Farms, Inc. — President & COO
Probably four loads a day.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
We are — and that’s 20 loads a week. We’re probably producing 20, just our company is — 20 loads of boneless — fewer loads of boneless a week less. And that’s true all across the industry. And the same thing is true about dark meat, and the same thing is true about wings. Fewer pounds of production because of this heat, and that’s why boneless. There’s been no improvement in demand, and that’s why our sales at our prepared foods plant are down. It’s just — when we modeled foods for the year, we thought we were sold out on our prepared — our cook line, and the orders just have not come in.
A.J. Shraz — Cooper Creek Partners — Analyst
All right. And I know that you haven’t given any kind of clear guidance on Kinston, but, obviously, as we get closer to that facility coming on up, you guys have kind of averaged an operating margin here of about 10% over the last five quarters or so. Can you give us a sense, aside from the top-line impact that Kinston will add, what will be kind of the impact on your operating leverage, on your margins, all other things being held equal?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
Well, for the first year, of course, it won’t be good. The plant won’t be running full until, as Joe said earlier, 14 months after it opens. And of course, we don’t provide guidance in that respect because we don’t know what the market is going to be. Actually, in Waco, before that plant was up and running full, it was profitable because the market was outstanding.
We don’t know what the market is going to be for either grain or chicken, but we do know its cost per pound and its efficiency will not compete against its fiscal plants here or in the industry until it’s up and running full.
A.J. Shraz — Cooper Creek Partners — Analyst
Okay. And just lastly, on Russia, I know that you’ve been kind of reluctant to quantify what pricing you are seeing. But, let me ask it this way, when one of your competitors came out and gave a pretty well telegraphed $0.60 a pound, did that surprise you?
Mike Cockrell — Sanderson Farms, Inc. — Treasurer & CFO
No.
A.J. Shraz — Cooper Creek Partners — Analyst

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
Okay. That’s good to hear. Thank you, guys.
Operator
Vincent Andrews, Morgan Stanley.
Vincent Andrews — Morgan Stanley — Analyst
Thanks and good morning, everyone. My only question that’s left is just, if you just talk at all about are you seeing any impact from poor quality corn? I know it sounds like the heat was the overwhelming issue here, but I just want to understand if part of the weight issue or part of the cost issue had to do with low test weight corn or anything like that.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
No. We — we test the corn before we unload it, and we require No. 2 corn, and we have not had any issue with corn at all. This was strictly — this was strictly pounds and feet conversion and inventory and to a lesser extent, some accruals that affected us this quarter. Those were the three issues that affected this quarter. Corn was fine. Operations were fine. Those three issues were the things that affected this quarter.
Vincent Andrews — Morgan Stanley — Analyst
Understood. Thank you very much.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Thank you.
Operator
Okay, and I show no further questions at this time.
Joe Sanderson — Sanderson Farms, Inc. — CEO and Chairman of the Board
Good. Thank you for joining us today, and we’ll look forward to reporting our year-end results to everyone in December.
Operator
That concludes today’s conference call. Thank you for your participation.

Final Transcript
Aug 23, 2010 / 03:00PM GMT, SAFM — Q3 2010 Sanderson Farms Earnings Conference Call
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